UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 9, 2016

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
Registrant's telephone number, including area code: (513) 397-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On September 9, 2016, Cincinnati Bell Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Thomas E. Simpson, its Senior Vice President and Chief Technology Officer (the “Simpson Employment Agreement”). The Simpson Employment Agreement has an effective date of September 1, 2016 (the “Effective Date”). Any prior agreements or understandings with respect to Mr. Simpson's employment by the Company are cancelled as of the Effective Date of the Simpson Employment Agreement; however, except as otherwise provided in Section 13 of the Simpson Employment Agreement, all stock options, restricted shares and other long-term incentive awards granted to Mr. Simpson prior to the Effective Date, benefit plans in which Mr. Simpson is eligible for participation and any Company policies to which Mr. Simpson is subject shall continue in effect in accordance with their respective terms and shall not be modified, amended or cancelled by the Simpson Employment Agreement.

Except for the items set forth below, the Simpson Employment Agreement is identical to Mr. Simpson's previous amended and restated employment agreement, effective January 27, 2015:

•	Mr. Simpson’s base salary in Section 4A is increased to $450,000 per annum.

•	Mr. Simpson’s annual bonus target in Section 4B is increased to $450,000.

The description of the Simpson Employment Agreement is qualified in its entirety by reference to the Simpson Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Cincinnati Bell Inc. and Thomas E. Simpson effective September 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date:	September 13, 2016	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between Cincinnati Bell Inc. and Thomas E. Simpson effective September 1, 2016.